Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE CEO INTERVIEWED BY LEADING INVESTOR NEWS PROVIDER

SAN ANTONIO, Texas - January 22, 2010 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that Chief Executive Officer Jim Morris is featured today in an interview with Juan Costello, senior analyst of the Wall Street Reporter.

During this in-depth interview, Morris discusses GlobalSCAPE's broad market opportunities, their continued support of US Army worldwide logistics, and the recent strategic investment with endpoint security leader CoreTrace.

For more than three decades, Morris has been an innovator and leader in the fields of information technology, network security, assurance, and operations. He served in military intelligence and the civil service and has held senior executive positions for leading enterprises such as General Dynamics, Veridian, and Trident Data Systems. Morris co-led the Y2K Cyber Assurance cell for the White House, was an independent advisor for two security software product companies, and has served on numerous industry and government review panels.

Wall Street Reporter (Est. 1843) is a leading online, market news provider that brings current news and market insight to investors. Their CEO interviews enable company management to share their "investment story" in their own words without media bias or filtering. Wall Street Reporter's global investor audience consists primarily of hedge fund managers, investment advisors, analysts, investment bankers, and self-directed individual investors managing over $2 trillion in capital worldwide.

The interview is available through Monday, January 25, 2010, and can be found on the Wall Street Reporter's website.

GlobalSCAPE's Managed File Transfer (MFT) products, including Enhanced File Transfer Server™ , Secure FTP Server™ and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information in motion and at rest, across multiple locations and with customers and business partners. GlobalSCAPE also provides wide area file services (WAFS) solutions that help customers collaborate across wide area networks at local area network speeds. GlobalSCAPE's MFT and WAFS solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products and services, visit www.globalscape.com or the company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.